Exhibit 23.2



                        [LETTERHEAD OF RP FINANCIAL, LC.]


                               September 11, 1998



Board of Directors
Seacoast Financial Services Corporation
791 Purchase Street
New Bedford, Massachusetts 02740-2101

Gentlemen:

      We hereby consent to the use of our firm's name incorporated by reference in the Registration Statement on Form S-4 for Seacoast Financial Services Corporation with the Securities and Exchange Commission in order to effect Seacoast Financial's acquisition of Sandwich Bancorp, Inc. and related issuance of shares of its common stock. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report in such filing.

                                            Respectfully submitted,

                                            RP FINANCIAL, LC.


                                            /s/ James P. Hennessey

                                            James P. Hennessey
                                            Senior Vice President